MULTIPLE ZONES INTERNATIONAL, INC.

AMENDED AND RESTATED

1993 STOCK INCENTIVE PLAN

MULTIPLE ZONES INTERNATIONAL, INC.

AMENDED AND RESTATED
1993 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVENESS

1.1       Purpose.  The purpose of the Stock Incentive Plan (the “Plan”) is to promote the success of Multiple Zones International, Inc. (the “Company”), by providing a method whereby eligible employees of the Company may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company, and increasing their personal interest in the continued success and progress of the Company.  The Plan is also intended to aid in attracting persons of exceptional ability to become officers and employees of the Company.

1.2       Original Effective Date; Amended and Restatement.  The Plan was originally effective on June 7, 2003.  This document restates the Plan to consolidate the original terms of the Plan and all amendments to the Plan made on or before December 16, 1997.

ARTICLE II

DEFINITIONS

2.1       Certain Defined Terms.  Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Administrative Committee” is defined in Section 3.1.

“Affiliate” of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means the stock option agreement, stock appreciation rights agreement, restricted shares agreement and stock units agreement specified in Section 10.5, both individually and collectively, as the context may require.

“Approved Transaction” means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

(a)        any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity of the Company (or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity);

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 (b)       any liquidation or dissolution of the Company; and

(c)        any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means grants of Options, SARs, Restricted Shares and/or Stock Units under this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, in connection with the Company’s termination of the employment of a Holder (a) repeated failures to carry out directions of the Board or the Holder’s supervisors with regard to material matters reasonably consistent with the Holder’s duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or a felony; (c) misuse of alcohol or controlled substances; (d) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company; and (e) any act or omission in willful disregard of the interests of the Company that substantially impairs the Company’s goodwill, business or reputation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Code section shall include any successor section.

“Common Equity” means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

“Common Stock” means the Common Stock, no par value, of the Company.

“Company” means Multiple Zones International, Inc.

“Continuing Option” is defined in Section 10.1(d).

“Control Purchase” means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any “person” as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(l) of the Exchange Act) or otherwise, and thereafter is the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least fifty percent (50%) of the combined Common Equity of the Company.

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“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

“Disinterested Person” is defined in Section 3.2(b).

“Executive Officer” means any employee of the Company who is an “officer” within the meaning of Rule 16a-l(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

“Equity Securities” has the meaning given that term in Rule 16a-l promulgated under the Exchange Act, or any successor rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” on any day means, in the event the Company is public, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed.  Prior to the time the Company becomes public, and thereafter for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Administrative Committee on the basis of such considerations as the Administrative Committee deems appropriate.

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“Free Standing SAR” is defined in Section 7.1.

“Good Reason” means, with respect to a Holder, the occurrence in connection with an Approved Transaction, without the Holder’s express written consent, of one of the following events or conditions:

(a)        A material reduction in the level of the Holder’s responsibilities for the Company in comparison to the level thereof at the time of the Approved Transaction;

(b)        The assignment to the Holder of a job title that is not of comparable prestige and status within the industry as the Holder’s job title at the time of the Approved Transaction;

(c)        The assignment to the Holder of any duties inconsistent with the Holder’s position with the Company at the time of the Approved Transaction, other than pursuant to the Holder’s promotion by the Company;

(d)        A material reduction in the Holder’s salary level;

(e)        A material reduction in the overall level of employee benefits or perquisites available to the Holder at the tune of the Approved Transaction, or the Holder’s right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

(f)         The Company’s requiring the Holder to be based anywhere more than fifty (50) miles from the business location to which the Holder normally reported for work at the tune of the Approved Transaction, other than for required travel in connection with the business of the Company not significantly greater than the Holder’s business travel obligations at the time of the Approved Transaction; or

(g)        Any of the foregoing events and conditions occurring prior to the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

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“Holder” means an employee of the Company who has received an Award under this Plan.

“Incentive Stock Option” means an Option granted under Article VI that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

“NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation System.

“Nonqualified Stock Option” means an Option granted under Article VI that is designated a nonqualified stock option.

“Option” means any Incentive Stock Option or Nonqualified Stock Option.

“Plan” is defined in Section 1.1.

“Restricted Shares” means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

“Retained Distribution” is defined in Section 8.3.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule or rules thereto.  References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor rule.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of Common Stock.

“Stock Unit” is defined in Section 9.1.

“Tandem SARs” is defined in Section 7.1.

“10% Shareholder” means a grantee of an Incentive Stock Option under the Plan who, at the time such Option is granted, owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

“Transaction Date” is defined in Section 10.1(c)(i).

“Vesting Date” with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII.  If more than one Vesting Date is designated for an Award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

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ARTICLE III

ADMINISTRATION

3.1       Administrative Committee.  The Plan shall be administered by the Board unless the provisions of Section 3.2 below require that the Plan be administered by a committee of the Board (the Board, or such committee, if it is administering the Plan, will be referred to in the Plan as the “Administrative Committee”).  The Administrative Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable.  A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.  Any determination reduced to writing and signed by all of the members of the Administrative Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.2       Alternate Administrative Committee.  Notwithstanding the foregoing provisions of this Article in, if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, the Plan shall, from the effective date of such registration or July 1, 1996, if later, until six (6) months after the termination of such registration, be administered as follows:

(a)        If at any time a member of the Board is not a Disinterested Person, then the Board shall appoint a committee, consisting of two or more of its members each of whom is a Disinterested Person, to administer this Plan in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe.  Once appointed, the committee shall continue to serve until otherwise directed by the Board.  From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer this Plan at any later time when all members of the Board are Disinterested Persons.  At no time shall a person who is not a Disinterested Person serve on the committee appointed under this Section 3.2(a), nor shall such committee at any time have fewer than two members.

(b)        The term “Disinterested Person” shall mean a member of the Board who is not, during the one year prior to service as a member of the Administrative Committee, or during such service, granted or awarded Equity Securities pursuant to the Plan or any other plan of the Company or any of its Affiliates, other than grants or awards that would not prevent such member from being a “disinterested person” with respect to the Plan for purposes of Rule 16b-3.

3.3       Powers.  The Administrative Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIE of the Plan and/or Stock Units under Article IX of the Plan; to determine the terms and conditions (which need not be identical) of all Awards so granted; to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan; and to supervise the administration of the Plan.  The Administrative Committee shall have sole authority in the selection of employees of the Company to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan.  In making determinations hereunder, the Administrative Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Administrative Committee in its discretion deems relevant, and may consult with, and give such consideration to the recommendations of, management of the Company as the Administrative Committee deems desirable.

3.4       Interpretation.  The Administrative Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable.  Without limiting the generality of the preceding sentence, such authority shall include the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Administrative Committee determines, in its sole discretion, that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.  Each action and determination made or taken pursuant to the Plan by the Administrative Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.  No member of the Administrative Committee shall be liable for any action or determination made or taken by him or the Administrative Committee in good faith with respect to the Plan.

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3.5       Limits on Authority.  Exercise of the foregoing authority by the Administrative Committee shall be consistent (a) with the intent that all Incentive Stock Options issued under this Plan be qualified under the terms of Section 422 of the Code (including any amendments thereto and any similar successor provision), and (b) if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, with the intent that the Plan be administered in a manner that satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act (including any amendments thereto and any similar successor provision) so that the grant of Awards under this Plan, as well as all other transactions with respect to the Plan, to Awards granted thereunder and to any Common Stock acquired upon exercise of Awards, shall, to the extent possible, be exempt from the operation of Section 16(b) of the Exchange Act.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1       Number of Shares.  Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be one million six hundred fifty thousand (1,650,000) shares.  Awards with respect to such shares of Common Stock may be made in the form of Options, SARs, Restricted Shares and/or Stock Units.  Except for Tandem SARS granted pursuant to Article VII, once an Award in a particular form has been made with respect to a share of Common Stock, Awards with respect to such share may not thereafter be made in any other form unless, in accordance with the last sentence of this Section 4.1, the share again becomes available for purposes of the Plan.  Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company.  The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of Free Standing SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions), shall again be available for purposes of the Plan.

4.2       Adjustments.  If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Administrative Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Administrative Committee shall, in its sole discretion and in such manner as the Administrative Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares that thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of shares subject to any Award shall be always a whole number.  No adjustment shall be made under this Section 4.2 on account of the share dividend approved by the Board simultaneously with its approval of this Plan.  The Administrative Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

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ARTICLE V

ELIGIBILITY

5.1       General.  The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees (including officers and, subject to Section 5.2, directors who are also employees) of the Company as the Administrative Committee shall select.  Awards may be made to employees who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2       Ineligibility.  No member of the Administrative Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

6.1       Grant of Options.  Subject to the limitations of the Plan, the Administrative Committee shall designate from time to time those eligible employees to be granted Options, the time when each Option shall be granted to such eligible employees, the number of shares subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.  Subject to the provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

6.2       Option Price.  The price at which shares may be purchased upon exercise of an Option shall be fixed by the Administrative Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted; provided, however, that the exercise price of an Incentive Stock Option shall be (i) at least 110% of the Fair Market Value of the Common Stock subject thereto as of the date of grant, if such Incentive Stock Option is being granted to a 10% Shareholder, and (ii) at least 100% of the Fair Market Value of the Common Stock subject thereto as of the date of grant, if such Incentive Stock Option is being granted to any other person.

6.3       Limitations on Grants.

(a)        Annual Limitation on Grants of Incentive Stock Options.  The aggregate Fair-Market Value of the shares of Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder).  If (i) a Holder holds one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code), and (ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such option or options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the option or options earliest granted to the Holder.  If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

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(b)        Annual Limitation on Grants Following Exchange Act Registration.  If the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, then, from the effective date of the registration until six (6) months after the termination of the registration, the number of shares subject to one or more Options granted during any calendar year to an Eligible Person shall not exceed one hundred fifty thousand (150,000).

6.4       Term of Options.  Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Administrative Committee shall determine as set forth in the applicable Agreement, but not more than (i) five (5) years from the date of grant in the case of Incentive Stock Options held by 10% Shareholders and (ii) ten (10) years from the date of grant in the case of all other Stock Options.

6.5       Exercise of Options.  An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Administrative Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.6       Manner of Exercise.

(a)        Form of Payment.  An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Administrative Committee may establish from time to time.  The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.10 shall be determined by the Administrative Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws.  The permitted methods or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Administrative Committee deems appropriate.  Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Administrative Committee shall have the sole discretion to approve or disapprove such election, which approval or disapproval shall be given after such election is made, and the making of such election (including the related exercise of the Option) shall (to the extent necessary) comply with the requirements for exemptive relief under Rule 16b-3, including, to the extent necessary and without limitation, paragraphs (e)(3) and (e)(4) thereof.

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(b)        Value of Shares.  Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(a)        Issuance of Shares.  The Company shall effect the issuance of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.10, and within a reasonable time thereafter such issuance shall be evidenced on the books of the Company.  No Holder or other person exercising an Option shall have any of the rights of a shareholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(b)        Legend.  The Holder consents to the placement of a legend on the Certificate for his or her shares, which legend shall be in form substantially as follows:

NOTICE:   TRANSFER AND OTHER RESTRICTIONS

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE “SECURITIES LAWS”).  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SHARES (I) ARE REGISTERED UNDER THE SECURITIES LAWS, OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND MAY BE SUBJECT TO REPURCHASE BY THE CORPORATION, PURSUANT TO THE PROVISIONS OF THE CORPORATION’S 1993 STOCK INCENTIVE PLAN AND/OR AN OPTION AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION.  INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.

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6.7       Nontransferability.  Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

6.8       Right of Repurchase.

(a)        If so specified by the Administrative Committee at the time an Option is granted, the Company shall have the right, but shall not be required, to repurchase from a Holder all or part of the shares of Common Stock acquired by such Holder upon exercise of the Option.  Such right shall be exercisable at any time and from time to time during the period commencing on the date of termination of the Holder’s employment with the Company for any reason other than death or Disability and continuing for a period of one (1) year thereafter.  Such right shall apply to all shares acquired by such Holder upon exercise of the Option, regardless of whether acquired before or after the termination of employment.  The Company’s right of repurchase under this Section 6.8 shall be deemed exercised upon delivery of written notice of such exercise to the Holder, specifying the number of shares to be repurchased and the effective date of such repurchase, which date shall not be earlier than the date of such notice nor later than the date of termination of the Company’s right of repurchase.  With respect to each share to be repurchased, the repurchase price shall be the Fair Market Value of such share as of the effective date of such repurchase, except as otherwise provided in Section 6.8(b).

(b)        If, through the effective date of repurchase described in Section 6.8(a), the Holder has acquired through exercise of an Option a number of shares of Common Stock in excess of the product of the applicable percentage, as set forth in the table below, times the total number of shares subject to the Option at the time it was originally granted to the Holder (the “Excess Shares”), then the repurchase price for each of such Excess Shares that the Company elects to repurchase in the manner provided in Section 6.8(a) shall be the option price paid to acquire such share.  The applicable percentage shall be based on the time elapsed between (i) the Holder’s initial date of hire, or such other date as may be specified by the Administrative Committee at the time the Option is granted to the Holder (such initial date of hire or other date shall be referred to below as the “Computation Date”), and (ii) the date on which the employment of the Holder terminates, as follows:

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Time Elapsed Since Computation Date	Applicable Percentage

Less than one (1) year	0%

At least one (1) but
less than two (2) years	20%

At least two (2) but
less than three (3) years	40%

At least three (3) but
less than four (4) years	60%

At least four (4) but
less than five (5) years	80%

In the event the Company exercises its right under Section 6.8(a) to repurchase less than all the shares held by the Holder, the shares repurchased shall be deemed to be Excess Shares, to the extent thereof.

(c)        Any right of repurchase of the Company under this Section 6.8 shall terminate upon the occurrence of a Control Purchase or an Approved Transaction (other than an Approved Transaction in connection with which the Administrative Committee determines, in accordance with the last sentence of Section 10.1(b), that Options otherwise subject to such right of repurchase will not vest or become exercisable on an accelerated basis and/or will not terminate if not exercised prior to consummation of the Approved Transaction).

6.9       Delegation to Executive Officer of Authority to Grant Options.  The Board or the Administrative Committee may delegate to an Executive Officer the authority to determine from time to time (a) the persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; provided, however, that (i) the authority delegated to the Executive Officer under this Section 6.9 shall not exceed that of the Administrative Committee under the foregoing provisions of this Article 6 and shall be subject to such limitations, in addition to those specified in this Section 6.9, as may be specified by the Board or the Administrative Committee at the lime of delegation; (ii) the Executive Officer may not be delegated authority under this Section 6.9 to grant any Option to any person who is an Executive Officer or a director of the Company at the time of the grant; (iii) the purchase price of each share of Common Stock under an Option granted under this Section 6.9 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iv) the Executive Officer shall promptly provide a report to the Administrative Committee of each person to whom an Option has been granted under this Section 6.9 and the material terms and conditions of the Option.

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ARTICLE VII

SARS

7.1       Grant of SARs.  Subject to the limitations of the Plan, SARs may be granted by the Administrative Committee to such eligible employees in such numbers and at such times during the term of the Plan as the Administrative Committee shall determine.  An SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”).  Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2       Tandem SARs.  A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Stock Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.  Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option.  Upon the exercise of Tandem SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised for purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted.  Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.  Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the related Option purchase price per share; provided, however, that the Administrative Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

7.3       Free Standing SARs.  Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable agreement.  The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Free Standing SAR.  Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Free Standing SAR.

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7.4       Consideration.  The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Stock as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Administrative Committee in its sole discretion or as elected by the Holder, provided that the Administrative Committee shall have the sole discretion to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after such election is made.  The Company’s obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Administrative Committee may determine.  No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares.  The election by a Holder to receive cash in full or partial settlement of an SAR, as well as the expertise by the Holder of an SAR for cash, shall (to the extent necessary) comply with the requirements for exemptive relief under Rule 16b-3, including, to the extent necessary and without limitation, paragraphs (e)(3) and (e)(4) thereof.  Unless the Administrative Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

7.5       Limitations.  The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Administrative Committee may determine, including, without limitation, a consideration that the SAR may be exercised only in accordance with rules and regulations adopted by the Administrative Committee from time to time.  Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option.  Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6       Exercise.  For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR.

7.7       Nontransferability.  SARs shall not be transferable other than by will or by the laws of descent and distribution and SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

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ARTICLE VIII

RESTRICTED SHARES

8.1       Grant.  Subject to the limitations of the Plan, the Administrative Committee shall designate those eligible employees to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted and whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to such Restricted Shares in addition to those provided in the Plan.  The Administrative Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable.  All determinations made by the Administrative Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2       Issuance of Restricted Shares at Beginning of the Restriction Period.  If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded.  During the Restriction Period, certificates  representing  the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement.  Such certificates shall remain in the custody of the Company and the Holder shall deposit with the company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3       Restrictions.  Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  The Holder will have the right to vote such Restricted Shares, to receive and retain dividends and distributions paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares; except, that, (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Administrative Committee may in it sole discretion designate, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Administrative Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

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8.4       Issuance of Stock at End of the Restriction Period.  Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period.

8.5       Cash Awards.  In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested.  Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Administrative Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments that such Holder shall be otherwise entitled or eligible to receive from the Company.

8.6       Completion of Restriction Period.  On the Vesting Date with respect to each Award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement.  Any such Restricted Shares or Retained Distributions that shall not become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares or Retained Distributions that shall have been so forfeited.  The Administrative Committee may, in its discretion, provide that the delivery of any Restricted Shares or Retained Distributions that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect.  Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Administrative Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Administrative Committee may provide.

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ARTICLE IX

STOCK UNITS

9.1       Grant.  In addition to granting awards of options, SARs and Restricted Shares, the Administrative Committee shall have authority to grant to eligible employees awards of units, the value of which is based, in whole or in part, on the Fair Market Value of the Common Stock (“Stock Units”).  Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Administrative Committee may determine in its sole discretion, which need not be identical for each Award.  The determinations made by the Administrative Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2       Rules.  The Administrative Committee may, in its sole discretion, establish any or all of the following rules for application to an Award of Stock Units:

(a)        Any shares of Common Stock that are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Administrative Committee at the time of the Award.

(b)        Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c)        Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Administrative Committee at the time of the grant.

(d)        Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, elections by the employee to defer payment of the Award, or the lifting of restrictions on the Award, if any.

(e)        In such circumstances as the Administrative Committee may deem advisable, the Administrative Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

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ARTICLE X

GENERAL PROVISIONS

10.1     Certain Events.  The provisions of this Section 10.1 shall apply to all Awards, except to the extent that one or more Agreements expressly provide otherwise.

(a)        Death or Disability.  Upon the death or Disability of the Holder of an Award:  (i) in the case of an Option or SAR, the Award shall become fully vested and exercisable for all of the shares under the Award; (ii) in the case of Restricted Shares, the Restriction Period applicable to the Award shall expire and all of the Restricted Shares and any related Retained Distributions shall vest and any cash amounts payable pursuant to the Agreement evidencing the Award shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, the Award shall become fully vested and exercisable for all of the Stock Units under the Award.

(b)        Control Purchase.  Effective upon a Control Purchase, if the Holder of an Award is in the employ of the Company at that time: (i) in the case of an Option or SAR, the Award shall become fully vested and exercisable for all of the shares under the Award; (ii) in the case of Restricted Shares, the Restriction Period applicable to the Restricted Shares shall expire and all of the Restricted Shares and any related Retained Distributions shall vest and any cash amounts payable pursuant to the Agreement evidencing the Award shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, the Award shall become fully vested and exercisable for all of the Stock Units under the Award.

(c)        Approved Transaction.  The following provisions shall apply if an Approved Transaction occurs:

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(i)         The Company shall provide each Holder with notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof (the date on which the Approved Transaction is consummated will be referred to as the “Transaction Date”).

(ii)          Effective immediately prior to the Transaction Date, if at that time the Holder of an Award is in the employ of the Company and has been in the employ of the Company for at least one (1) year:

(A)       in the case of an Option or SAR, the Award shall become vested and exercisable for the number of shares for which the Award would have been exercisable if the Holder had remained in the employ of the Company until —

(I)        the first (1st) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in the employ of the Company for less than two (2) years; or

(II)       the second (2nd) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in the employ of the Company for at least two (2) years but less than three (3) years; and the Award shall become fully vested and exercisable for all of the shares under the Award if the Holder on the Transaction Date has been in the employ of the Company for at least three (3) years;

(B)       in the case of Restricted Shares, the Restriction Period applicable to the Award shall expire and all of the Restricted Shares and any related Retained Distributions shall vest and any cash amounts payable pursuant to the Agreement evidencing the Award shall be adjusted in such manner as may be provided in the Agreement; and

(C)       in the case of Stock Units, the Award shall become vested and exercisable for the number of Stock Units for which the Award would have been exercisable if the Holder had remained in the employ of the Company until —

(I)        the first (1st) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in the employ of the Company for less than two (2) years; or

(II)       the second (2nd) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in the employ of the Company for at least two (2) years but less than three (3) years; and the Award shall become fully vested and exercisable for all of the Stock Units under the Award if the Holder on the Transaction Date has been in the employ of the Company for at least three (3) years.

Following notice of the Approved Transaction, any exercise of the Option or SAR, and any tender of any amount required as a condition to receipt of benefits under the Stock Units, may be contingent upon consummation of the Approved Transaction, if so elected by the Holder in the notice of exercise or tender, and shall be contingent upon such consummation with respect to any portion of the Award that will only become vested and exercisable immediately prior to such consummation.

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(iii)       Upon consummation of the Approved Transaction, all Awards shall terminate.

(iv)       Section 10ii(c)(ii);and Section 10.l(c)(iii) shall not apply to an Award, if the Administrative Committee determines, in its sole discretion, that the Company or another party to the Approved Transaction has made equitable and appropriate provision for continuation of the Award, or for replacement of the Award with a new award on terms which are, as nearly as practicable, the financial equivalent of the Award (taking into account the consideration that holders of Common Stock will receive in the Approved Transaction).  An equitable and appropriate replacement of an Award shall include, but not be limited to, the making of a cash payment to the Holder, in cancellation of the Award, of such amount as the Administrative Committee determines, in its sole discretion, represents the value the Award would then have if it were fully vested and exercisable and free of restrictions.

(d)        Termination After Certain Approved Transactions.  If, in connection with an Approved Transaction in which the Company or another party to the Approved Transaction makes equitable and appropriate provision, in the manner contemplated by Section 10.1(c)(iv), for continuation of one or more Options, or for replacement of one or more Options with one or more new options (any Option so continued or replaced shall be referred to as a “Continuing Option”), then, if the Company terminates the employment of the Holder of a Continuing Option without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his or her employment with the Company for Good Reason during such period, then (A) all Continuing Options held by the Holder shall become fully vested and exercisable for all of the shares thereunder; (B) all restrictions under the Plan or any Agreement with respect to Common Stock issued pursuant to the exercise of any such Continuing Option (other than restrictions on transfer under federal and applicable state securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of the Company and restrictions on certificates for the Common Stock (other than restrictions on certificates designed to promote compliance with federal and applicable state securities laws) shall automatically terminate; and (C) each such Continuing Option shall remain exercisable until a period of eighteen (18) months has elapsed following the Transaction Date or until the date on which the Continuing Option would have expired if the employment of the Holder had not terminated, whichever occurs first.  For purposes of this Section 10.1(d), the term “Company” shall include another party to the Approved Transaction.

10.2         Termination of Employment.

(a)        General.  If a Holder’s employment shall terminate prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option, SAR or Stock Unit shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, and cash amounts and any such unvested Stock Units shall (except as otherwise provided in Section 10.1) thereafter vest, solely to the extent provided in the applicable Agreement; provided, however, that (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least six months following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for Cause will be treated in accordance with the provisions of Section 10.2(b).

(b)        Termination for Cause.  If a Holder’s employment is terminated for Cause during the Restriction Period with respect to Restricted Shares, or prior to the exercise of an Option or SAR, or prior to the vesting or exercise of Stock Units, then (i) all Options and SARs and all unvested or unexercised Stock Units held by the Holder shall immediately terminate, and (ii) the Holder’s rights to all Restricted Shares and Retained Distributions, and to any cash amounts payable in connection therewith, shall immediately terminate.

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(c)        Miscellaneous.  The Administrative Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan—

(i)         a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days, and

(ii)        a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided the employee’s right to reemployment is guaranteed either by statute or by contract— shall not be deemed a termination of employment.  Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

10.3     Right of Company to Terminate Employment.  Nothing contained in the Plan or in any Award, and no action of the Company or the Administrative Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company.

10.4     Nonalienation of Benefits.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

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10.5     Written Agreement.  Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options; each SAR shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement and each Award of Stock Units shall be evidenced by a stock units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Administrative Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder.  Each grantee of an Option, SAR, Restricted Shares or Stock Units shall be notified promptly of such grant, a written agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Administrative Committee approves such grant, and, in the discretion of the Administrative Committee, such grant of Options, SARs, Restricted Shares or Stock Units shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within sixty (60) days after it is delivered to the grantee.  Any such written agreement may contain (but shall not be required to contain) such provisions as the Administrative Committee deems appropriate to  insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company.  Any such agreement may be supplemented or amended from time to time as approved by the Administrative Committee as contemplated by Section 10.8(b).

10.6     Designation of Beneficiaries.  Each employee who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Administrative Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such employee.  If beneficiaries are not designated, then the beneficiary of all rights of the Holder with respect to any Awards granted hereunder shall be the Holder’s estate.

10.7     Right of First Refusal.  The Agreements may contain such provisions as the Administrative Committee shall determine to the effect that, if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three (3) business days and not more than ten (10) business days following the date of such offer).  In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

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10.8     Termination and Amendment.

(a)        General.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date.  The Board or the Administrative Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3.  Notwithstanding the foregoing, without further shareholder approval no modification or amendment to this Plan shall increase the number of shares of Common Stock subject to the Plan (except as authorized by Article IV), change the class of persons eligible to receive Awards under the Plan, or otherwise materially increase the benefits accruing to participants under the Plan.

(b)        Modification.  No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award.  No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan.  With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.8(a)), the Administrative Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award.  Without limiting the generality of the foregoing, the Administrative Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made.  Nothing contained in the foregoing provisions of this Section 10.08(b) shall be construed to prevent the Administrative Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Administrative Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

10.9     Government and Other Regulations.  The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted.  As long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

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10.10   Withholding.  The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements.  Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Administrative Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitations, the conditions referenced in Section 6.6) as the Administrative Committee shall determine.  If the Holder shall fail to pay, or make arrangements satisfactory to the Administrative Committee for the payment of, all such federal, state and local taxes, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

10.11   Separability.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

10.12   Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

10.13   Exclusion from Pension and Profit-Sharing Computation.  By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder that is payable to such beneficiary under any life insurance plan covering employees of the Company.

10.14   Unfunded Plan.  The Company shall not be required to segregate any cash or any shares of Common Stock that may at any time he represented by Awards and the Plan shall constitute an “unfunded” plan of the Company.  Except as provided in Article VII with respect to awards of Restricted Shares and except as expressly set forth in writing, no employee shall have voting or other rights with respect to shares of Common Stock prior to the issuance of certificates for such shares.  The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company, as the case may be.

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10.15   Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

10.16   Accounts.  The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.10.

10.17   Legends.  In addition to any legend contemplated by Section 6.6(d) or Section 10.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Administrative Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

10.18   Company’s Rights.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

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